EXHIBIT 99.1

The Radlinx Group, LTD

Financial Statements

Years Ended December 31, 2006, 2005 and 2004

Independent Auditors’ Report

The Radlinx Group, LTD

Coppell, Texas

We have audited the accompanying balance sheets of The Radlinx Group, LTD. (the “Company”) as of December 31, 2006 and 2005 and the related statements of income and partners’ capital (deficit), and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Radlinx Group, LTD as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 8, the Company adopted the provisions of SFAS 123R (Shared Based Payment) in 2006.

Also, as described in Note 9, the Company’s related party and bank debt was retired subsequent to year end in conjunction with a change of Company ownership.

/s/ BDO Seidman, LLP

Dallas, Texas

April 5, 2007

December 31,	2006	2005
Assets (Note 9)

Current
Cash and cash equivalents	$242,796	$28,232
Trade accounts receivable, less allowance for doubtful accounts of $0 in 2006 and 2005	2,784,717	1,756,679
Prepaid expenses and other	452,135	287,397

Total current assets	3,479,648	2,072,308

Property and equipment, net	733,063	359,990

Intangible and other assets, net	230,000	341,875

	$4,442,711	$2,774,173

The Radlinx Group, LTD

Balance Sheets

December 31,	2006	2005
Liabilities and Partners’ Capital (Deficit) (Note 9)

Current
Accounts payable	$1,423,184	$748,577
Accrued expenses	226,896	60,689
Current maturities of long-term debt and capital lease obligations	1,479,296	248,992
Line-of-credit	1,228,953	731,560

Total current liabilities	4,358,329	1,789,818

Long-term debt and capital lease obligations, less current maturities	9,775,945	16,172

Total liabilities	14,134,274	1,805,990

Commitments and contingencies

Partners’ capital (deficit)	(9,691,563)	968,183

	$4,442,711	$2,774,173

See accompanying notes to financial statements.

The Radlinx Group, LTD

Statements of Income

Years ended December 31,	2006	2005	2004
Revenue	$20,284,133	$12,351,003	$6,012,309

Costs and expenses
Direct costs of revenue	12,422,796	7,032,126	3,551,299
Selling, general and administrative expenses	5,103,448	2,260,183	1,548,217

Total costs and expenses	17,526,244	9,292,309	5,099,516
Income from operations	2,757,889	3,058,694	912,793
Other income (expense)
Gain (loss) on disposal of assets	—	(9,500)	100
Interest expense	(1,111,125)	(54,522)	(14,249)

Total other expense	(1,111,125)	(64,022)	(14,149)
Net income	$1,646,764	$2,994,672	$898,644

See accompanying notes to financial statements.

The Radlinx Group, LTD

Statements of Partners’ Capital (Deficit)

Partners’ Capital (Deficit)
Balances, at January 1, 2004	$225,914
Net income	898,644
Partners’ contributions	1,000
Partners’ distributions	(544,050)

Balances, at December 31, 2004	581,508
Net income	2,994,672
Partners’ distributions	(2,607,997)

Balances, at December 31, 2005	968,183
Net income	1,646,764
Class B unit based compensation	179,542
Class A units sold and issued	7,551,000
Partners’ contributions	170,400
Distributions from sale of partnership units	(20,135,000)
Partners’ distributions	(72,452)

Balances, at December 31, 2006	$(9,691,563)

See accompanying notes to financial statements.

The Radlinx Group, LTD

Statements of Cash Flows

Years ended December 31,	2006	2005	2004
Cash flows from operating activities
Net income	$1,646,764	$2,994,672	$898,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	207,549	84,741	42,929
Loss (gain) on disposal of assets	—	9,500	(100)
Share based compensation	179,542
Change in operating assets and liabilities:
Accounts receivable	(1,028,038)	(799,724)	(475,090)
Prepaid expenses and other	(162,863)	(146,264)	(143,008)
Accounts payable	674,607	748,577	—
Accrued expenses	166,207	(420,075)	281,359

Net cash provided by operating activities	1,683,768	2,471,427	604,734

Cash flows from investing activities
Purchase of equipment	(574,851)	(180,615)	(196,982)
Proceeds from sale of property and equipment	54,229	3,500	—
Other assets	—	(300,000)	(50,000)

Net cash used in investing activities	(520,622)	(477,115)	(246,982)

Cash flows from financing activities
Net proceeds from line of credit	497,393	688,772	175,000
Proceeds from long-term debt	8,332,744	105,000	143,000
Payments on long-term debt	(8,342,667)	(123,553)	(122,000)
Sale of partnership units	7,551,000	—	—
Distributions from sale of partnership units	(9,085,000)	—	—
Partners’ contributions	170,400	—	1,000
Partners’ distributions	(72,452)	(2,607,997)	(544,050)

Net cash used in financing activities	(948,582)	(1,937,778)	(347,050)

Net increase in cash and cash equivalents	214,564	56,534	10,702
Cash and cash equivalents, beginning of year	28,232	(28,302)	(39,004)

Cash and cash equivalents, end of year	$242,796	$28,232	$(28,302)

Supplemental cash flow information
Cash paid for interest	$1,000,736	$54,522	$14,249
Non cash investing and financing activities:
Assets acquired under capital lease obligation	$25,980	$36,505	$—
Notes issued for sale of partnership units	11,000,000
Transfer of other assets in settlement of partners’ distributions	50,000	—	—

See accompanying notes to financial statements.

The Radlinx Group, LTD

Notes to Financial Statements

1. Organization and Summary of Significant Accounting Policies

Organization—The Radlinx Group, LTD. (a limited partnership, the “Company”) is a nationally recognized pioneer in the field of off-site, on-call teleradiology services, providing night and weekend off-hours radiology coverage – preliminary reads – for hospitals, radiology groups, and individual physician practices. As of November 1, 2005 the Company began to provide day teleradiology coverage – definitive reads (see Note 2). Profits and losses of the Company are shared by the partners according to their stated ownership interests.

Presentation—Certain reclassifications have been made to prior year balances to conform with the current presentation.

Cash and cash equivalents—The Company considers all highly liquid investments with maturities when purchased of three months or less to be components of cash.

Trade accounts receivable—Trade accounts receivable are stated at the amount the Company expects to collect. As necessary, the Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. Management considers the following factors when determining the collectibility of specific customer accounts: customer credit-worthiness, past transaction history with the customer and current economic conditions. If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a reduction to earnings and a credit to an allowance for doubtful accounts. Customer balances that remain outstanding after the Company has used reasonable collection efforts are written off through a reduction to the allowance for doubtful accounts.

Major customers—For the years ended December 31, 2006, 2005, and 2004, respectively, the Company had no sales to any customers comprising 10% or more of the Company’s total revenue. Additionally, at December 31, 2006 and 2005, the Company maintained no accounts receivable from any individual customers in excess of 10% of the Company’s total accounts receivable.

The Radlinx Group, LTD

Notes to Financial Statements

Property and equipment – Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of 3—10 years and is included in selling, general and administrative expenses.

Income taxes—No provision for income tax has been recorded as the income or loss of the Company is recognized by the partners of the respective entities.

Revenue recognition—Revenue is recognized when the following criteria have been met: persuasive evidence of arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured.

Advertising costs—Advertising expenses are charged to operations when incurred. For the years ended December 31, 2006, 2005 and 2004 advertising expense totaled $104,678, $13,557 and $60,158, respectively.

Management estimates—In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results may vary from management’s estimates.

Unit Based Compensation—The Company adopted SFAS No. 123R, Share-Based Payment, in the year ended December 31, 2006. Compensation expense for services rendered has been recognized in accordance with the provisions of SFAS No 123R.

2. Related Parties

The Company shares office space and certain office equipment with a related party for which the related party is the lessee. The Company is billed monthly by the related party under the terms of a management and office sharing agreement dated February 28, 2006. Such billings are

The Radlinx Group, LTD

Notes to Financial Statements

for equipment usage, services, rent, and other related operating expenses. Billings for the years ended December 31, 2006, 2005 and 2004 totaled approximately $130,000, $167,000 and $426,000, respectively.

The Company also provides teleradiology and management services to various related entities. Services to these related entities totaled approximately $1,250,000, $531,000 and $242,000 for the years ended December 31, 2006, 2005 and 2004, respectively. Net accounts receivable from these related entities totaled approximately $185,000 and $49,000 as of December 31, 2006 and 2005, respectively.

Effective November 1, 2005, the Company entered into a Purchase Agreement with a related party for the purchase, at its estimated fair value of $300,000, all contracts and agreements outstanding with regards to its teleradiology day business. Such acquisition costs have been capitalized and are amortized ratably over five years.

In prior years, the Company has issued promissory notes to the partners for working capital purposes. Additionally, in connection with a Purchase and Contribution agreement executed on February 28, 2006, the Company issued promissory notes payable totaling $11,000,000 to the owners which were later amended and paid down to $3,500,000 (see Note 7). Interest expense related to partner loans totaled approximately $679,000, $18,000 and $11,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

The Radlinx Group, LTD

Notes to Financial Statements

3. Property and Equipment	Property and equipment consists of the following:

December 31,	2006	2005
Furniture and fixtures	$20,482	$19,511
Office equipment	302,865	85,274
Teleradiology software	246,289	43,707
Teleradiology equipment	274,983	147,255
Vehicles	54,848	147,928
Capital lease teleradiology software	62,485	36,505

	961,952	480,180
Accumulated depreciation	(228,889)	(120,190)

	$733,063	$359,990

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $147,549, $74,741 and $42,929, respectively.

4. Line of Credit

At December 31, 2005, the Company had available a revolving line of credit from a bank which provided for up to $800,000 of borrowings. The line of credit expired on March 1, 2006. Interest was charged at prime plus 1.5% resulting in a rate of 7.75% at December 31, 2005. At December 31, 2005, no advances were outstanding under this line of credit arrangement. Borrowings were secured by substantially all assets of the Company.

Effective December 1, 2005, the Company established a $1,500,000 revolving line of credit with another bank that replaced the $800,000 line of credit with its previous bank. This line of credit was amended and restated on February 28, 2006, concurrent with the Purchase and Contribution transaction, to increase the credit availability to $2,500,000 (See Note 7). Interest is charged at variable Prime based interest rate, which was 9.25% and 7.25% at December 31, 2006 and 2005, respectively. The agreement includes various financial covenants, is secured by virtually all of the personal and intellectual property of the Company and is guaranteed by the Company’s partners. At December 31, 2006 and 2005, advances outstanding under this line of credit totaled $1,228,953 and $731,560, respectively.

The Radlinx Group, LTD

Notes to Financial Statements

5. Long-Term Debt and Capital Lease Obligations	Long-term debt and capital lease obligations consist of the following:

December 31,	2006	2005
6 1/2% note payable to bank due in 2006	$—	$132,212
12% partner loans, payable on demand, subordinated to bank debt (see Notes 7 and 9)	3,500,000	105,000
Prime or LIBOR based (8.25% at December 31, 2006) loan due July 2011 to a bank (see Notes 7 and 9)	7,500,000	—
15% equipment capital lease obligations payable through August 2008	31,290	27,952
8% insurance contract payable through June 2007	223,951	—

	11,255,241	265,164
Less current maturities	1,479,296	248,992

Long-term debt and capital lease obligations, net of current maturities	$9,775,945	$16,172

Future maturities of long-term debt and capital lease obligations at December 31, 2006 are as follows:

Year ended December 31,
2007	$1,479,296
2008	1,492,610
2009	1,683,335
2010	1,883,335
2011	4,716,665

Total	$11,255,241

6. Employee Benefit Plan

During February 2005, the Company began participation in a 401(k) plan, available to all employees meeting certain eligibility requirements. Participants may contribute up to the maximum allowable limit of their

The Radlinx Group, LTD

Notes to Financial Statements

eligible annual compensation. The Company makes matching contributions at the discretion of the Board of Directors and made matching contributions totaling approximately $36,511, $4,000 and $0 for the years ended December 31, 2006, 2005 and 2004, respectively.

7. Purchase and Contribution

Effective February 28, 2006, a new investor acquired a 40% interest in the Company from the existing partners. In consideration for the new partnership interest, the purchaser contributed $7,551,000 cash to the partnership. Among other things, under the terms of the transaction, the existing partners received a $1,000,000 distribution from the Company drawn from its revolving line of credit and $11,000,000 in the form of subordinated promissory notes secured by assets from the Company, which are payable to the partners over a five year period. The existing partner loans were also repaid. On July 7, 2006, the promissory notes payable to the partners were amended and paid down from $11,000,000 to $3,500,000. Concurrent with the amendment and partial payment of the partners’ notes payable, the Company signed a loan agreement with a commercial bank and received $8,000,000. The loan is payable based on a five year schedule of graduated monthly payments which commenced on August 6, 2006. The agreement includes various financial covenants, is secured by virtually all of the personal and intellectual property of the Company.

8. Unit Based Compensation

Compensation arising from the award of ownership for services rendered is recorded under the fair value provisions of SFAS 123R, Share-Based Payments. Under the fair value recognition provisions of SFAS 123R, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. The provisions of SFAS 123R apply to partnerships as well as corporations and the Company implemented the provisions in 2006. Compensation recognized by the Company in 2006 resulted solely from the award of certain Class B partnership units to certain employees in exchange for services rendered. Total compensation cost recognized for the share-based employee compensation awards was $179,542 for 2006. There was no compensation cost for 2005 or 2004.

The Radlinx Group, LTD

Notes to Financial Statements

9. Subsequent Events

Lease—Commencing March 15, 2007, the Company entered into a five year lease agreement with a related party for 6,772 usable square feet of office space. Both base and additional rent are due monthly. Annual base rental payments for the first year total $128,664 and increase on each anniversary date by an additional $3,386. Additional rent is due monthly based on tenant’s proportional share of the management, maintenance, operating and ownership costs associated with the property. The agreement was subsequently modified on April 5, 2007, to allow the Company to vacate the lease with a sixty day notice.

Sale of the Company—Under the provisions of a term sheet entered into on February 22, 2007, which was subsequently followed by a formal agreement dated April 5, 2007, the Company and its partners agreed to sell 100% of the Company’s ownership to an unrelated party. The agreement provided for an initial payment of $53,000,000, a working capital adjustment payment and an earn-out payment based on a percentage of certain revenues generated during the first 12 months following closing. As a condition of the transaction, certain key employees entered into employment agreements. The agreement was executed on April 5, 2007, and a portion of the proceeds from the transaction was used to retire all bank debt as well as the partner loans existing at that date.